Exhibit 10.1

RESTRICTED COMMON STOCK

Granted by

Cellectar Biosciences, Inc. (the “Company”)

Under the 2015 Stock Incentive Plan

This Restricted Common Stock (the “Grant”) is and shall be subject in every respect to the provisions of the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Restricted Common Stock (the “Holder”) hereby accepts this Grant subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee (as each term is defined in the Plan) shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder: _______________.

2.	Date of Grant: _____________ 2017.

3.	Number of Shares Granted: ______________.

4.	(a) Vesting Schedule. This Grant shall vest in three equal annual installments beginning on the first anniversary of the date of grant (each such anniversary shall be considered the “Scheduled Vesting Date” for the installment to which it applies). With respect to each installment, the Holder must be continuously employed with the Company from the date of grant through the Scheduled Vesting Date in order to become vested with respect to such installment.

(b)       Accelerated Vesting. Notwithstanding Section 4(a), the unvested portion of the Grant is subject to acceleration and full vesting prior to a Scheduled Vesting Date if there is an Acceleration Event. As used herein, an “Acceleration Event” shall mean either of the following events, but only if such event occurs within one (1) year following, or in connection with but prior to, a Change of Control (as defined in the Plan):

(i)       termination by the Company of the Holder’s employment or service relationship with the Company for any reason other than for Cause (as defined in the Plan); or

(ii)       the Holder’s resignation as an employee of, or service provider to, the Company, other than for reasons of Disability (as defined in the Plan) following (x) a significant reduction in the nature or scope of the Holder’s duties, responsibilities, authority or powers, from the duties, responsibilities, authority or powers exercised by the Holder immediately prior to the Change of Control, or (y) a reduction in the Holder’s annual base salary (or base fees, as applicable) or benefits as in effect on the date of the Change of Control, except for across-the-board salary or benefits reductions affecting all similarly situated personnel of the Company, or (z) a transfer of the Holder from the office of the Company where he is based immediately before the Change of Control to an office more than twenty-five (25) miles away such office (unless the distance the Holder has to travel to work is actually shortened as a result of such transfer).

For purposes of this Section 4, “Company” shall include any surviving entity, in the case of a merger or acquisition in which the Company is not the surviving entity.

5.	Termination of Employment or Provision of Services for Cause. This Grant shall immediately terminate upon termination of the Holder’s employment with, or provision of services to, the Company by the Company for Cause and all shares subject to the Grant, whether or not vested, shall be immediately forfeit to the Company.

6.	Lock-Up Agreement. The Holder agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the Grant, without the prior written consent of the Company and such underwriters.

7.	Tax Withholding. The Company’s obligation to deliver shares pursuant to the Grant shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements. Such withholding tax shall be paid in cash by or on behalf of the Holder.

8.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 3301 Agriculture Drive, Madison, WI 53716, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Grant, or caused this Grant to be executed, as of the Date of Grant.

CELLECTAR BIOSCIENCES, INC.

By: ___________________________

Chad Kolean, VP of Finance/CFO

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Grant, and agrees to the terms of this Grant and the Plan.

___________________________________

Holder

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